Exhibit 10.101

TWELFTH AMENDMENT TO

AMENDED AND RESTATED CREDIT AGREEMENT

This TWELFTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is dated as of November 16, 2007 (the “Amendment Date”) and entered into by and among BANK OF AMERICA, N.A., as lender (the “Lender”), with offices at 55 South Lake Avenue, Suite 900, Pasadena, California 91101, and MEADE INSTRUMENTS CORP., a Delaware corporation, SIMMONS OUTDOOR CORP., a Delaware corporation, and CORONADO INSTRUMENTS, INC., a California corporation (such entities being referred to hereinafter each individually as a “Borrower” and collectively, the “Borrowers”).

WHEREAS, the Lender and the Borrowers have entered into that certain Amended and Restated Credit Agreement dated as of October 25, 2002 (as amended, restated or modified from time to time, the “Agreement”);

WHEREAS, the Borrowers have requested that the Lender amend the Agreement in certain respects and the Lender has agreed to such amendments pursuant to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in the Agreement and this Amendment, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

ARTICLE I

Definitions

Section 1.01.                             Definitions. Initially capitalized terms used but not defined in this Amendment have the respective meanings set forth in the Agreement, as amended hereby.

ARTICLE II

Amendments

Section 2.01.                             New Definitions. The following definitions are hereby added to Annex A to the Agreement to read in their entirety as follows:

“Borrower’s Plan” means that certain financial plan prepared by the Borrowers titled “FY08-FY09 Projections 10-31-07 BAC” consisting of balance sheet projections dated as of November 1, 2007 and income statement projections dated as of October 31, 2007 and previously delivered to the Lender.

“EBITDA Reserve” means a reserve to be established and adjusted as follows:

(A) For the first two months of each fiscal quarter, beginning with the month of October 2007, a reserve will be established by the Lender by measuring for each such month the amount of the shortfall, if any, between the monthly EBITDA for that month and the Borrower’s Plan. Such measurement will be based on the Borrower’s month end financial statements for such month (the “Monthly Adjustment”).

(B) At the end of each fiscal quarter beginning with the fiscal quarter ending November 30, 2007 and in lieu of the Monthly Adjustment made to the EBITDA Reserve based on the monthly financing statements as set forth in paragraph (A) above, the Lender will establish or increase the EBITDA Reserve based on the shortfall, if any, between the Borrower’s fiscal quarter EBITDA and the Borrower’s Plan. Such measurement and adjustment will be based on the Borrower’s financial statements received by the Lender after the end of each fiscal quarter (the “Fiscal Quarter Adjustment”). In all cases, the Fiscal Quarter Adjustment made after the end of each quarter will supersede the Monthly Adjustment for such quarter. Any excess for any Fiscal Quarter in EBITDA over the Borrower’s Plan will not reduce any previously created EBITDA Reserve.

(C) By way of illustration, if hypothetically the EBITDA Reserve based upon the Monthly Adjustment during the fiscal quarter ending November 30, 2007 is $100,000 and the Fiscal Quarter Adjustment for the quarter ending November 30, 2007 is $75,000, the EBITDA Reserve, upon the calculation of the Fiscal Quarter Adjustment, will be $75,000. If at the end of the fiscal quarter ending February 29, 2008 the Fiscal Quarter Adjustment is $0, the EBITDA Reserve shall remain at $75,000. If the EBITDA for the fiscal quarter ending February 29, 2008 is in excess over the Borrower’s Plan, the EBITDA Reserve will remain at $75,000. If the Fiscal Quarter Adjustment for the fiscal quarter ending February 29, 2008 is $25,000, the EBITDA Reserve will be increased to $100,000.

Section 2.02.                             Amended Definitions. The following definitions set forth in Annex A to the Agreement are hereby amended and restated in their entirety to read as follows:

“Adjusted Tangible Net Worth” means, at any date:  (a) the book value at which the Adjusted Tangible Assets would be shown on a consolidated balance sheet of the Borrowers at such date prepared in accordance with GAAP; plus (b) non-cash inventory write-downs incurred during October 2007 through January 2008, up to a maximum of $3,000,000; plus, but only to the extent included in Adjusted Tangible Assets, (c) non-cash write-offs of intangible assets incurred during October 2007 through January 2008, up to a maximum of $8,000,000; less (d) the amount at which the consolidated liabilities of the Borrowers and their Subsidiaries would be shown on such balance sheet.

“Applicable Margin” means:

(a)                                  with respect to Base Rate Revolving Loans and all other Obligations (other than LIBOR Loans), 2.00%; and

(b)                                 with respect to LIBOR Loans, 4.25%;

in each case subject to adjustment, beginning with the receipt by the Lender of the monthly Financial Statements for February 2008, and thereafter from time to time, to the applicable percentage corresponding to the Fixed Charge Coverage Ratio for the immediately preceding four fiscal quarters of the Borrowers, as set forth below, respectively:

Rolling Four Quarter Fixed Charge Coverage Ratio

Base Rate Loans

LIBOR Loans

Level 1

Greater than 1.75 to 1.0

0.50

%

3.00

%

Level 2

Equal to or less than 1.75 to 1.0, but greater than 1.5 to 1.0

1.00

%

3.25

%

Level 3

Equal to or less than 1.5 to 1.0, but greater than 1.2 to 1.0

1.25

%

3.50

%

Level 4

Equal to or less than 1.2 to 1.0, but greater than 0.75 to 1.0

1.50

%

3.75

%

Level 5

Equal to or less than 0.75 to 1.0, but greater than 0.5 to 1.0

2.00

%

4.25

%

Level 6

Equal to or less than 0.5 to 1.0

2.50

%

4.75

%

All adjustments after February 2008 in the Applicable Margin shall be implemented quarterly on a prospective basis, commencing with the first day of the first calendar month that occurs more than 5 days after the receipt by the Lender of the quarterly unaudited or annual draft audited (as applicable) Financial Statements evidencing the need for an adjustment. Concurrently with the delivery of all quarterly Financial Statements, Meade shall deliver to the Lender a certificate, signed by its chief financial officer, setting forth in reasonable detail the basis for the continuance of, or any change in, the Applicable Margin. Failure to timely deliver such Financial Statements shall, in addition to any other remedy provided for in this Agreement, result in an increase in the Applicable Margin to the highest level set forth in the foregoing grid, until the first day of the first calendar month following the delivery of those Financial Statements demonstrating that such an increase is not required. If a Default or Event of Default has occurred and is continuing at the time any reduction in the Applicable Margin is to be implemented, no reduction may occur until the first day of the first calendar month following the date on which such Default or Event of Default is waived in writing by the Lender or cured (to the extent expressly permitted hereunder to be cured and within the time frame so provided for such cure).

In the event that any audited Financial Statements filed with the SEC vary from the draft or internally prepared Financial Statements used to calculate the Applicable Margin for any period, then any resulting change in the Applicable Margin evidenced by the audited Financial Statements for such period shall be made retroactively to the date when the incorrect Applicable Margin was implemented. If, as a result of any restatement of or other adjustment to any Financial Statements or for any other reason, the Lender determines in its judgment, reasonably exercised, that (a) the Fixed Charge Coverage Ratio as calculated by Meade as of any applicable date was inaccurate and (b) a proper calculation of the Fixed Charge Coverage Ratio would have resulted in different pricing for any period, then (i) if the proper calculation of the Fixed Charge Coverage Ratio would have resulted in higher pricing for such period, the Borrowers shall automatically and retroactively be obligated to pay to the Lender, promptly on demand by the Lender, an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period; and (ii) if the proper calculation of the Fixed Charge Coverage Ratio would have resulted in lower pricing for such period, the Lender shall have no obligation to repay any interest or fees to the Borrowers or any other Person; provided that if, as a result of any restatement or other event a proper calculation of the Fixed Charge Coverage Ratio would have resulted in higher pricing for one or more periods and lower pricing for one or more other periods (due to the shifting of income or expenses form one period to another period or any similar reason), then the amount payable by the Borrowers pursuant to clause (i) above shall be based upon the aggregate net excess (after taking into account all revised higher and revised lower pricing), if any, of the amount of interest and fees that should have been paid for all applicable periods over the amount of interest and fees paid for all such periods. The retroactive adjustments set forth in this paragraph shall not be applicable to any restatement or adjustment to any Financial Statements occurring one year or more following the payment in full of all Obligations and termination of this Agreement.

“Availability Reserve” means a reserve in the initial amount of $500,000 and, so long as no Event of Default has occurred and is continuing, to be reduced to:  (i) $250,000 if the financial covenants set forth in the Agreement are met with the delivery of the monthly unaudited Financial Statements for the month of November 2008; and (ii) zero if the financial covenants set forth in the Agreement are met with the delivery of the monthly unaudited Financial Statements for the month of February 2009. All adjustments in the Availability Reserve shall be implemented on a prospective basis, commencing with the first day of the first calendar month that occurs after the receipt by the Lender of the monthly unaudited Financial Statements evidencing the need for such an adjustment.

“Maximum Revolver Amount” means $25,000,000.

“EBITDA” means, with respect to Meade and its consolidated Subsidiaries, for any period, (a) Adjusted Net Earnings from Operations, plus, to the extent deducted in the determination of Adjusted Net Earnings from Operations for such period, (b) interest expenses, (c) provision for Federal, state, local and foreign income taxes, (d) depreciation, (e) amortization, (f) non-cash compensation costs and ESOP contributions, (g) non-cash inventory write-downs incurred during October 2007 through January 2008, up to a maximum of $3,000,000, and (h) non-cash write-offs of intangible assets incurred during October 2007 through January 2008, up to a maximum of $8,000,000.

“Reserves” means reserves that limit the availability of credit hereunder, consisting of reserves against Availability, Eligible Accounts or Eligible Inventory, established by Lender from time to time in Lender’s reasonable credit judgment. Without limiting the generality of the foregoing, the following reserves shall be deemed to be a reasonable exercise of Lender’s credit judgment: (a) Bank Product Reserves; (b) a reserve for accrued, unpaid interest on the Obligations; (c) reserves for rent at leased locations subject to statutory or contractual landlord liens; (d) the Slow Moving Reserve; (e) the Dilution Adjustment Reserve; (f) warehousemen’s or bailees’ charges; (g) the Working Capital Reserve; (h) the Availability Reserve; and (i) the EBITDA Reserve.

Section 2.03.                             Amendment to Section 1.1. Section 1.1 of the Agreement is hereby amended and restated to read in its entirety as follows:

“1.1                           Total Facility. Subject to all of the terms and conditions of this Agreement, the Lender agrees to make available a total credit facility of up to $25,000,000 (the ‘Total Facility’) to the Borrowers from time to time during the term of this Agreement. The Total Facility shall be composed of a revolving line of credit consisting of Revolving Loans and Letters of Credit described herein.”

Section 2.04.                             Amendment to Section 5.2.  Section 5.2(k) of the Agreement is hereby amended in its entirety and replaced to read as follows:

“                                                                                          k.                                       As soon as available, semi-monthly Borrowing Base Certificates supporting information in accordance with Section 9 of the Security Agreement, delivered as follows:  (i) on or before the 20th day of each month as of the 15th day of such month; and (ii) on or before the 10th day of each month as of the last day of the prior month; provided, however, that if the Aggregate Revolver Outstandings are zero, the Borrowing Base Certificate may be provided within ten (10) Business Days after the end of each month; provided, further, however, that if the Borrowing Base Certificate is delivered on a monthly basis, no Borrowings will be permitted until a current semi-monthly Borrowing Base Certificate is provided by Meade. Notwithstanding the forgoing, if at any time average monthly Availability is less than $5,000,000, but greater than $2,000,000, then the Borrowing Base Certificate shall be delivered on a weekly basis no later than Wednesday for the prior week. If at any time average monthly Availability is less than $2,000,000, then the Borrowing Base Certificate shall be delivered on a semi-weekly basis no later than each Wednesday for the period Wednesday, Thursday and Friday of the prior week and each Friday for the period of Saturday of the prior week and Monday and Tuesday of the then current week. With the delivery of each Borrowing Base Certificate required by this Section 5.2(k), the Borrowers will provide separate backup reports reflecting each Borrower’s borrowing base.”

Section 2.05.                             Amendment to Section 7.12. Section 7.12 of the Agreement is hereby amended and restated to read in its entirety as follows:

“7.12                     Guaranties. Neither the Borrower nor any Loan Party shall make, issue, or become liable on any guaranty, except (i) a guaranty of the Obligations in favor of the Lender, (ii) an unsecured guaranty by the Borrower with respect to the German Credit Facility, (iii) an unsecured guaranty by MIHC of the existing facility lease of MIM, and (iv) an unsecured guaranty by Meade of a new facility lease of MIM not to exceed a guaranteed amount of $300,000.”

Section 2.06.                             Amendment to Section 7.13. Section 7.13 of the Agreement is hereby amended and restated to read in its entirety as follows:

“7.13                     Debt. Neither the Borrower nor any Loan Party shall incur or maintain any Debt, other than:  (a) the Obligations; (b) Debt described on Schedule 6.9; (c) Debt permitted by Sections 7.10, 7.12 and 7.15; (d) Capital Leases of Equipment and purchase money secured Debt incurred to purchase Equipment provided that (i) Liens securing the same attach only to the Equipment acquired by the incurrence of such Debt, and (ii) the aggregate amount of such Debt (including Capital Leases) outstanding does not exceed $1,500,000 at any time; (e) Debt evidencing a refunding, renewal or extension of the Debt described on Schedule 6.9; provided that (i) the principal amount thereof is not increased, (ii) the Liens, if any, securing such refunded, renewed or extended Debt do not attach to any assets in addition to those assets, if any, securing the Debt to be refunded, renewed or extended, (iii) no Person that is not an obligor or guarantor of such Debt as of the Amendment Date shall become an obligor or guarantor thereof, and (iv) the terms of such refunding, renewal or extension are no less favorable to the Borrower or the Lender than the original Debt; and (f) a intercompany unsecured loan from Meade Instruments Europe GmbH & Co., KG in an aggregate principal amount not to exceed $2,500,000; provided that (i) no Default or Event of Default has occurred or is continuing; and (ii) Meade Instruments Europe GmbH & Co., KG enters into a written subordination agreement with Lender in form and substance reasonably acceptable to the Lender.”

Section 2.07.                             Amendment to Section 7.15. The first sentence of Section 7.15 of the Agreement is hereby amended and restated to read in its entirety as follows:

“Except as permitted by Sections 7.10, 7.12 and 7.13, neither the Borrower nor any of its Subsidiaries shall sell, transfer, distribute, or pay any money or property, including, but not limited to, any fees or expenses of any nature (including, but not limited to, any fees or expenses for management services), to any Affiliate, or lend or advance money or property to any Affiliate, or invest in (by capital contribution or otherwise) or purchase or repurchase any stock or indebtedness, or any property, of any Affiliate, or become liable on any guaranty of the indebtedness, dividends, or other obligations of any Affiliate.”

Section 2.08.                             Amendment to Section 7.22. Section 7.22 of the Agreement is hereby amended and restated to read in its entirety as follows:

“7.22                     Minimum EBITDA. Tested on a cumulative monthly basis beginning October 2007 through September 2008, thereafter tested on a trailing twelve month basis through February 2009, and thereafter tested quarterly on a trailing four quarter basis, Meade and its consolidated Subsidiaries will maintain EBITDA for each period set forth below of not less than the corresponding amount set forth below:

Period	Minimum EBITDA
October 2007	$(1,000,000)
November 2007	$500,000
December 2007	$(950,000)
January 2008	$(1,700,000)
February 2008	$(2,000,000)
March 2008	$(2,800,000)
April 2008	$(3,300,000)
May 2008	$(3,100,000)
June 2008	$(3,900,000)
July 2008	$(4,500,000)
August 2008	$(4,000,000)
September 2008	$(4,400,000)
October 2008	$(2,500,000)
November 2008	$(500,000)
December 2008	$500,000
January 2009	$900,000
February 2009 and thereafter	$1,400,000”

Section 2.09.                             Fixed Charge Coverage Ratio. Section 7.23 of the Agreement is hereby amended and restated to read in its entirety as follows:

“7.23                     Fixed Charge Coverage Ratio. Meade and its consolidated Subsidiaries will maintain a Fixed Charge Coverage Ratio for each period of four consecutive fiscal quarters ending on the date set forth below of not less than the applicable ratio set forth below, measured as of the last day of each such period:

Four Fiscal Quarter Period Ending

Minimum Fixed Charge Coverage Ratio

February 28, 2009

0.65

May 31, 2009

0.80

August 31, 2009 and thereafter

1.0

For purposes of determining the Fixed Charge Coverage Ratio, Meade and its consolidated Subsidiaries may exclude up to $900,000 of principal payments due at maturity on the debt of Meade Instruments Europe GmbH & Co., KG so long as such loan is fully paid within one year of the Amendment Date. If such loan is fully paid within one year of the Amendment Date, the Fixed Charge Coverage Ratio measured at February 28, 2009, will be adjusted to 0.45 to 1.”

Section 2.10.                             Amendment to Section 7.24.  Section 7.24 of the Agreement is hereby amended and restated to read in its entirety as follows:

“7.24                     Adjusted Tangible Net Worth. Except for the months of September 2008 and October 2008, the Borrowers shall not permit the Adjusted Tangible Net Worth, determined for Meade and its consolidated Subsidiaries as of the last day of each month, to be less than $17,000,000, plus 50% of the positive Net Income of Meade and its consolidated Subsidiaries for the period beginning March 1, 2008, and ending on the date of such calculation (the ‘Net Income Adjustment’). For September 2008, the Adjusted Tangible Net Worth shall not be less than $16,000,000, plus the Net Income Adjustment, and for October 2008 the Adjusted Tangible Net Worth shall not be less than $16,500,000, plus the Net Income Adjustment.”

ARTICLE III

Waiver

Section 3.01.                             Waiver. The Lender hereby permanently waives the Covenant Violation, as defined in that certain Limited Waiver Agreement dated as of October 11, 2007, by and between the Lender and the Borrowers and amended by that certain Letter Agreement dated as of November 9, 2007, by and between the Lender and the Borrowers and further amended by that certain Letter Extension Agreement dated as of November 15, 2007, by and between the Lender and the Borrowers, and agrees not to exercise any default, rights or remedies available as a result of the occurrence thereof so long as no new Default or Event of Default occurs and is continuing.

Section 3.02.                             Limitation of Waiver. The waiver granted in Section 3.01 of this Amendment shall be limited strictly as written and shall not be deemed to constitute a waiver of, or any consent to noncompliance with, any term or provision of this Amendment, the Credit Agreement or any other Loan Document except as expressly set forth herein. Further, the waiver granted in Section 3.01 of this Amendment shall not constitute a waiver of any Default or Event of Default arising as a result of any future violation of any term or provision of the Credit Agreement, or any rights or remedies as a result of an Event of Default, or the violation of any other term or provision of this Amendment.

ARTICLE IV

Amendment Fee

Section 4.01.                             Amendment Fee. In connection with the preparation, negotiation and execution of this Amendment, the Borrowers shall pay to the Lender an amendment fee (the “Amendment Fee”) in the amount of Fifty Thousand Dollars ($50,000), which, at the Lender’s option, may be charged as an advance and a Revolving Loan under the Agreement, and which fee is fully earned and payable as of the Amendment Date.

ARTICLE V

Management Consultant

Section 5.01.                             Management Consultant. On or before November 30, 2007, the Borrowers will employ the services of an outside management consultant to review and report in writing on a turnaround plan. A copy of the written report will be promptly delivered to the Lender. Such outside management consultant shall be selected by the Borrowers but shall be reasonably acceptable to the Lender and shall be continually employed by the Borrowers until the Lender and the Borrowers mutually agree that the services of a management consultant are no longer needed.

ARTICLE VI

Conditions Precedent

Section 6.01.                             Conditions Precedent. This Amendment shall not be binding upon the Lender until each of the following conditions precedent have been satisfied in form and substance satisfactory to the Lender:

(i)                                     The representations and warranties contained herein and in the Agreement, as amended hereby, shall be true and correct in all material respects as of the date hereof as if made on the date hereof, except for such representations and warranties limited by their terms to a specific date;

(ii)                                  The Borrowers shall have delivered to the Lender an executed original copy of this Amendment;

(iii)                               The Borrowers shall have delivered to the Lender executed original copies of each of the Consents and Reaffirmations attached to this Amendment;

(iv)                              The Borrowers shall have paid to the Lender the Amendment Fee and all other fees, costs, and expenses owed to and/or incurred by the Lender in connection with this Amendment;

(v)                                 No Default or Event of Default shall have occurred and be continuing; and

(vi)                              All proceedings taken in connection with the transactions contemplated by this Amendment and all documentation and other legal matters incident thereto shall be satisfactory to the Lender in its sole and absolute discretion.

ARTICLE VII

Miscellaneous

Section 7.01.                             Acknowledgment. Each Borrower hereby represents and warrants that the execution and delivery of this Amendment and compliance by such Borrower with all of the provisions of this Amendment:  (a) are within its powers and purposes; (b) have been duly authorized or approved by such Borrower; and (c) when executed and delivered by or on behalf of such Borrower, will constitute valid and binding obligations of the Borrower, enforceable in accordance with their terms. Each Borrower reaffirms its obligation to pay all amounts due the Lender under the Loan Documents in accordance with the terms thereof, as modified hereby.

Section 7.02.                             Loan Documents Unmodified. Except as otherwise specifically modified by this Amendment, all terms and provisions of the Agreement and all other Loan Documents, as modified hereby, shall remain in full force and effect. Nothing contained in this Amendment shall in any way impair the validity or enforceability of the Loan Documents, as modified hereby or alter, waive, annul, vary, affect, or impair any provisions, conditions, or covenants contained therein or any rights, powers, or remedies granted therein. Any lien and/or security interest granted to the Lender in the Collateral set forth in the Agreement or any other Loan Document is and shall remain unchanged and in full force and effect and the Agreement and the other Loan Documents shall continue to secure the payment and performance of all of the Obligations thereunder, as modified hereby, and the Borrowers’ obligations hereunder.

Section 7.03.                             Parties, Successors and Assigns. This Amendment shall be binding upon and shall inure to the benefit of each of the Borrowers, the Lender, and their respective successors and assigns.

Section 7.04.                             Counterparts. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which, when taken together shall constitute one and the same instrument. A facsimile signature shall be deemed effective as an original.

Section 7.05.                             Headings. The headings, captions and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

Section 7.06.                             Expenses of the Lender. The Borrowers agree to pay on demand (a) all reasonable costs and expenses incurred by the Lender in connection with the preparation, negotiation and execution of this Amendment and the other Loan Documents executed pursuant hereto and any and all subsequent amendments, modifications, and supplements hereto or thereto, including, without limitation, the costs and fees of the Lender’s legal counsel and the allocated cost of staff counsel, and (b) all costs and expenses reasonably incurred by the Lender in connection with the enforcement or preservation of any rights under the Agreement, this Amendment and/or other Loan Documents, including, without limitation, the reasonable costs and fees of the Lender’s legal counsel, the allocated cost of staff counsel, and the costs and fees associated with any environmental due diligence conducted in relation hereto.

Section 7.07.                             Total Agreement. This Amendment, the Agreement, and all other Loan Documents shall constitute the entire agreement between the parties relating to the subject matter hereof, and shall rescind all prior agreements and understandings between the parties hereto relating to the subject matter hereof, and shall not be changed or terminated orally.

Section 7.08.                             WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW, EACH OF THE BORROWERS AND THE LENDER IRREVOCABLY WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AMENDMENT, THE AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY LENDER-RELATED PERSON OR PARTICIPANT, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. WITHOUT LIMITING THE APPLICABILITY OF ANY OTHER PROVISION OF THE AGREEMENT, THE TERMS OF SECTION 12.3 OF THE AGREEMENT SHALL APPLY TO THIS AMENDMENT.

Section 7.09.                             RELEASE. THE BORROWERS EACH HEREBY REPRESENT AND WARRANT THAT AS OF THE DATE OF THIS AMENDMENT THERE ARE NO CLAIMS OR OFFSETS AGAINST OR DEFENSES OR COUNTERCLAIMS TO THE BORROWERS’ OBLIGATIONS UNDER THE AGREEMENT OR ANY OTHER LOAN DOCUMENT, INCLUDING THIS AMENDMENT. THE BORROWERS WAIVE AND RELEASE ANY AND ALL SUCH CLAIMS, OFFSETS, DEFENSES OR COUNTERCLAIMS, WHETHER KNOWN OR UNKNOWN, ARISING PRIOR TO THE DATE OF THIS AMENDMENT.

THE BORROWERS INTEND THE ABOVE RELEASE TO COVER, ENCOMPASS, RELEASE, AND EXTINGUISH, INTER ALIA, ALL CLAIMS, DEMANDS, AND CAUSES OF ACTION THAT MIGHT OTHERWISE BE RESERVED BY THE CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES AS FOLLOWS:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

THE BORROWERS ACKNOWLEDGE THAT THEY MAY HEREAFTER DISCOVER FACTS DIFFERENT FROM OR IN ADDITION TO THOSE NOW KNOWN OR BELIEVED TO BE TRUE WITH RESPECT TO SUCH CLAIMS, DEMANDS, OR CAUSES OF ACTION, AND AGREE THAT THIS AMENDMENT AND THE ABOVE RELEASE ARE AND WILL REMAIN EFFECTIVE IN ALL RESPECTS NOTWITHSTANDING ANY SUCH DIFFERENCES OR ADDITIONAL FACTS.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment as of the day and year first above written.

“BORROWERS”:

MEADE INSTRUMENTS CORP.

By:	/s/ PAUL E. ROSS
	Name:	Paul E. Ross
	Title:	Senior Vice President, Finance and
Chief Financial Officer

SIMMONS OUTDOOR CORP.

By:	/s/ PAUL E. ROSS
	Name:	Paul E. Ross
	Title:	Senior Vice President, Finance and
Chief Financial Officer

CORONADO INSTRUMENTS, INC.

By:	/s/ PAUL E. ROSS
	Name:	Paul E. Ross
	Title:	Senior Vice President, Finance and
Chief Financial Officer

“LENDER”:

BANK OF AMERICA, N.A.

By:	/s/ ROBERT M. DALTON
	Name:	Robert M. Dalton
	Title:	Vice President

CONSENTS AND REAFFIRMATIONS

Each of MEADE INSTRUMENTS EUROPE CORP., a California corporation, and MEADE INSTRUMENTS HOLDINGS CORP., a California corporation, hereby acknowledges the execution of, and consents to, the terms and conditions of that Twelfth Amendment to Amended and Restated Credit Agreement dated as of November 16, 2007, among MEADE INSTRUMENTS CORP., SIMMONS OUTDOOR CORP., CORONADO INSTRUMENTS, INC. and BANK OF AMERICA, N.A. (the “Creditor”), and reaffirms its obligations under (a) that certain Continuing Guaranty (the “Guaranty”) dated as of September 24, 2001, made by the undersigned in favor of the Creditor, and (b) that certain Security Agreement (the “Security Agreement”) dated as of September, 2001, by and between the undersigned and the Creditor. Each of the undersigned acknowledges and agrees that each of the Guaranty and the Security Agreement remain in full force and effect and are hereby ratified and confirmed.

Dated as of November 16, 2007.

MEADE INSTRUMENTS EUROPE CORP.,
a California corporation

By:	/s/ PAUL E. ROSS
	Name:	Paul E. Ross
	Title:	Senior Vice President, Finance and
Chief Financial Officer

MEADE INSTRUMENTS HOLDINGS CORP.,
a California corporation

By:	/s/ PAUL E. ROSS
	Name:	Paul E. Ross
	Title:	Senior Vice President, Finance and
Chief Financial Officer

CONSENTS AND REAFFIRMATIONS

Each of MTSC HOLDINGS, INC., a California corporation (“MTSC”), MC HOLDINGS, INC., a California corporation (“MC HOLDINGS”), and MEADE CORONADO HOLDINGS CORP., a California corporation (“MCHC”), hereby acknowledges the execution of, and consents to, the terms and conditions of that Twelfth Amendment to Amended and Restated Credit Agreement dated as of November 16, 2007, among MEADE INSTRUMENTS CORP., SIMMONS OUTDOOR CORP., CORONADO INSTRUMENTS, INC. and BANK OF AMERICA, N.A. (“Creditor”), and reaffirms its obligations under that certain Continuing Guaranty (the “Guaranty”) dated as of September 24, 2001 executed in favor of the Creditor and joined by each of the undersigned pursuant to an Instrument of Joinder, dated as of (i) October 25, 2002 with respect to MTSC and MC HOLDINGS, and (ii) December 1, 2004 with respect to MCHC (respectively, the “Instrument”). Each of the undersigned acknowledges and agrees that each of the Guaranty and Instrument remain in full force and effect and are hereby ratified and confirmed.

Dated as of November 16, 2007.

MTSC HOLDINGS, INC.,
a California corporation,

By:	/s/ PAUL E. ROSS
	Name:	Paul E. Ross
	Title:	Senior Vice President, Finance and
Chief Financial Officer

MC HOLDINGS, INC.,
a California corporation

By:	/s/ PAUL E. ROSS
	Name:	Paul E. Ross
	Title:	Senior Vice President, Finance and
Chief Financial Officer

MEADE CORONADO HOLDINGS CORP.,
a California corporation

By:	/s/ PAUL E. ROSS
	Name:	Paul E. Ross
	Title:	Senior Vice President, Finance and
Chief Financial Officer